UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2025

VOCODIA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-41481	86-2473253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

7781NW Beacon Square Blvd. Unit 102-V64 Boca Raton Florida 33487

Registrant’s telephone number, including area code: (561) 826-2140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VHAI	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 175 of the Securities Act of 1933 (§230.175 of this chapter) or Rule 405 of the Securities Exchange Act of 1934 (§240.405 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2026 (the “Effective Date”), Vocodia Holdings Corp (“Vocodia” or the “Company”) entered into a Securities Purchase and Share Exchange Agreement (the “Agreement”) with WEB3 REX INC, a Wyoming corporation (“WEB3 REX”), and the shareholders of WEB3 REX (the “Sellers”).

The Transaction Pursuant to the Agreement, Vocodia agreed to acquire fifty-one percent (51%) of the issued and outstanding capital stock of WEB3 REX (the “Subject Shares”) from the Sellers. WEB3 REX owns and operates proprietary data privacy software and intellectual property known as the “WEB3 REX” platform.

Consideration In consideration for the Subject Shares, Vocodia agreed to issue the following securities (collectively, the “Exchange Shares”) to the Sellers or their designees:

1.	Series C Convertible Preferred Stock: 5,000 shares. Each 100 shares of Series C Convertible Preferred Stock is convertible into 1% of Vocodia’s fully diluted common stock, representing a total of 50% equity, subject to weighted average anti-dilution protection.

2.	Series A Super-Voting Preferred Stock: 2,000,000 shares to be issued personally to Jason Melo. These shares carry 10,000 votes per share.

The Parties acknowledged that the issuance of the Series A Super-Voting Preferred Stock does not constitute a “Change of Control” of Vocodia, as the existing Series A Preferred Stockholders (Brian Podolak and James Sposato) retain aggregate majority voting control.

Conditions to Closing The Closing of the transaction is subject to customary conditions, including the delivery of WEB3 REX’s audited financial statements for the two most recent fiscal years, prepared by a Public Company Accounting Oversight Board (“PCAOB”) registered firm. The Closing is scheduled to occur no later than three business days following the satisfaction of the closing conditions.

Closing has not occurred by April 30, 2026 (the “Outside Date”), either party may terminate the Agreement, provided that the Outside Date may be automatically extended to June 29, 2026, if the auditors confirm they are proceeding in good faith to complete the PCAOB audit.

Management Changes As a condition to the Sellers’ obligation to close, Jason Melo shall be appointed as the Chief Executive Officer (CEO) and a Director of Vocodia.

Covenants and Clawback Vocodia has covenanted to use commercially reasonable efforts to raise $3,000,000 in gross proceeds within twelve (12) months following the Closing. If this financing is not completed within the 12-month period:

●	The 51% interest in WEB3 REX will revert to the Sellers;
●	All Series C and Series A Preferred Stock issued to the Sellers will be cancelled; and
●	Jason Melo will resign from all positions at Vocodia.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Pursuant to the Agreement, the Company agreed to issue 5,000 shares of Series C Convertible Preferred Stock and 2,000,000 shares of Series A Super-Voting Preferred Stock to the Sellers (the “Securities”). The issuance of the Securities will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCODIA HOLDINGS CORP.
Date: January 13, 2026
	By:	/s/ Brian Podolak
	Name:	Brian Podolak
	Title:	Chief Executive Officer